Exhibit 99.1

Cision Completes Debt Repricing Transaction; Reduces Annual Cash Interest Expense by Approximately $12 Million, Providing Increased Operational Flexibility

CHICAGO, Feb. 8, 2018 /PRNewswire/ -- Cision Ltd. ("Cision" or the "Company") (NYSE: CISN), a leading global provider of software and services to public relations and marketing communications professionals, today reported that it completed its previously announced repricing of the Company's $1,417 million First Lien Senior Secured Term Loan. The first lien credit agreement consists of a $75 million revolving loan facility and a $1,342 million term loan facility. The term loan facility consists of $1,032 million of US Dollar borrowings and €249 million of Euro borrowings. The term loans and revolving borrowings are priced at an interest rate of LIBOR + 325 for USD borrowings and EURIBOR + 350 for Euro borrowings. The Company estimates that the 100 basis point reduction on USD borrowings and the 75 basis point reduction on Euro borrowings will reduce its annual cash interest costs by approximately $12 million.

Jack Pearlstein, Cision's Chief Financial Officer commented: "We are pleased to have concluded this repricing transaction on such beneficial terms.  The repricing will provide us with significant annual cash interest savings and represents another step in our ongoing effort to reduce interest expense, drive increased cash flow and, by extension, drive incremental value for our shareholders."

Forward-Looking Statements

This communication contains "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as "anticipate," "intend," "plan," "goal," "seek," "aim," "strive," "believe," "see," "project," "predict," "estimate," "expect," "continue," "strategy," "future," "likely," "may," "might," "should," "will," "would," "target," similar expressions, and variations or negatives of these words. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations, and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy, and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict and many of which are outside of our control. Accordingly, you should not place undue reliance on these statements, as actual results may vary materially. A detailed discussion of some of the risks and uncertainties that could cause our actual results and financial condition to differ materially from the forward-looking statements is described under the caption "Risk Factors" in our most recent quarterly report on Form 10-Q filed on November 9, 2017, along with our other filings with the U.S. Securities and Exchange Commission. Any forward-looking statement made by us in this communication is based only on information currently available to us and speaks only as of the date of this report. We do not assume any obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws. Please consult our public filings at www.sec.gov or www.Cision.com.

About Cision
Cision Ltd. (NYSE: CISN) is a leading global provider of earned media software and services to public relations and marketing communications professionals. Cision's software allows users to identify key influencers, craft and distribute strategic content, and measure meaningful impact. Cision has over 3,000 employees with offices in 15 countries throughout the Americas, EMEA, and APAC. For more information about its award-winning products and services, including the Cision Communications Cloud®, visit www.cision.com and follow Cision on Twitter @Cision.

Investor Contact:
Jack Pearlstein
Chief Financial Officer
Jack.Pearlstein@Cision.com